Jenkens & Gilchrist
                       A PROFESSIONAL CORPORATION           CHICAGO, ILLINOIS
                                                              (312) 425-3900
                         2200 ONE AMERICAN CENTER              DALLAS, TEXAS
                            600 CONGRESS AVENUE               (214) 855-4500
                            AUSTIN, TEXAS 78701               HOUSTON, TEXAS
                                                              (713) 951-3300
                              (512) 499-3800             LOS ANGELES, CALIFORNIA
                          FACSIMILE (512) 404-3520            (310) 820-8800
                                                            NEW YORK, NEW YORK
                             www.jenkens.com                  (212) 704-6000
                                                            SAN ANTONIO, TEXAS
       J. Rowland Cook                                        (210) 246-5000
       (512) 499-3821                                        WASHINGTON, D.C.
      rcook@jenkens.com                                       (202) 326-1500




                               September 25, 2001

USOL Holdings, Inc.
10300 Metric Boulevard
Austin, Texas  78758

               Re: USOL Holdings, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

     On September 25, 2001, USOL Holdings, Inc., an Oregon corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale by certain Company shareholders (the "Selling Shareholders") of an aggregate of 600,000 shares of Company common stock, no par value per share (the "Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

     In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, in each case as amended to date, (ii) copies of resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the shares to be sold by the Company and related matters,
(iii) the Registration Statement, and all exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to

Jenkens & Gilchrist
A PROFESSIONAL CORPORATION


September 25, 2001
Page 2


us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon the foregoing examination, we are of the opinion that the Shares have been duly and validly authorized and are legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                               Respectfully submitted,

                                               JENKENS & GILCHRIST,
                                               A Professional Corporation



                                               By:  /s/ J. Rowland Cook
                                                    ----------------------------
                                                    J. Rowland Cook, Shareholder